UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2011

Knology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1241 O.G. Skinner Drive, West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	706-645-8752
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 3, 2011, Knology, Inc. (the “Company”) issued a press release announcing its 2011 second quarter results. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release, we use the Non-GAAP financial measure EBITDA, as adjusted.  EBITDA, as adjusted, is calculated as net income (loss) before interest; taxes; depreciation and amortization; non-cash stock compensation; M&A integration and restructuring expense; debt modification expense; gain on interest rate swaps; amortization of deferred loss on interest rate swaps; and other expense (income).  EBITDA, as adjusted, is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States.  EBITDA, as adjusted, eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of the Company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating our revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted, is that it does not reflect income net of interest expense, which is a significant expense because of the substantial debt we have incurred.

In the attached press release, we also use the Non-GAAP financial measure Free Cash Flow. Free Cash Flow is calculated as EBITDA, as adjusted, less capitalized tangible and intangible expenditures and cash interest paid net of cash interest received.  The use of Free Cash Flow is important because it allows management, as well as investors and analysts, to assess our ability to make additional investments and meet our debt obligations.

The press release attached as Exhibit 99.1 and incorporated by reference herein includes a reconciliation of EBITDA, as adjusted, and Free Cash Flow to net income (loss), the most directly comparable GAAP measure, for the three and six month periods ended June 30, 2010 and 2011.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1        Press Release dated August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

Date:	August 3, 2011	By:	/s/ Robert K. Mills
		Name:	Robert K. Mills
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Press release dated August 3, 2011.